UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2026

VICOR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-18277	04-2742817
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Frontage Road, Andover, Massachusetts 01810

(Address of Principal Executive Offices) (Zip Code)

(978) 470-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VICR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2026 Annual Meeting of Stockholders of the Company was held on June 19, 2026. Under the Company’s charter, each share of the Company’s Common Stock entitles the holder thereof to one vote per share, and each share of the Company’s Class B Common Stock entitles the holder thereof to ten votes per share. The proposal listed below was submitted to a vote of stockholders at the 2026 Annual Meeting of Stockholders.

Proposal 1 - To fix the number of directors at eleven and to elect the eleven nominees as Directors to hold office until the 2027 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

Nominees	Votes For	Votes Withheld
Patrizio Vinciarelli	134,806,154	8,593,465
Estia J. Eichten	131,500,824	11,898,795
Philip D. Davies	135,453,786	7,945,833
Samuel J. Anderson	135,371,583	8,028,036
Claudio Tuozzolo	135,227,662	8,171,957
Andrew T. D’Amico	135,225,959	8,173,660
Jason L. Carlson	134,301,552	9,098,067
Michael S. McNamara	135,232,264	8,167,355
James F. Schmidt	134,890,263	8,509,356
Zmira Lavie	135,772,918	7,626,701
John Shen	135,771,040	7,628,579

There were no broker non-votes and no abstentions on this proposal.

Proposal 2 - The approval, on an advisory basis, of the compensation of our named executive officers, as described in the Company’s 2026 Proxy Statement.

Votes For	Votes Against	Votes Abstaining
143,003,631	347,218	48,770

There were no broker non-votes on this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICOR CORPORATION

Date: June 23, 2026	By:	/s/ James F. Schmidt
James F. Schmidt
Chief Financial Officer